Exhibit 99.1

Scientific Games Announces Institutional Investors, including

Caledonia, to Acquire 34.9% Shareholding from

MacAndrews & Forbes

●	Respected Gaming Industry Leaders Jamie Odell and Toni Korsanos to Become New Executive Chair and Executive Vice Chair, Respectively
●	Refreshed Board to Comprise Majority of Independent Directors Focused on Making Scientific Games Attractive to Institutional Investors
●	New Board to Oversee and Help Implement Transformative Strategies to Optimize Business Portfolio and Shareholder Value
●	Strategies to Include Accelerating Debt Reduction Efforts and Increasing Focus on Digital Gaming and Sports Betting Growth Opportunities

LAS VEGAS – September 14, 2020 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that a number of long-term institutional investors, including highly credentialed gaming industry investor Caledonia, have reached agreement to acquire a 34.9% stake in Scientific Games from MacAndrews & Forbes Incorporated (“MacAndrews & Forbes”) at a price of $28.00 per share. In connection with the transaction, Scientific Games is implementing a series of governance changes and enhancements, including refreshment of its Board of Directors and termination of the Stockholders Agreement with MacAndrews & Forbes, to reflect its new investor base and continue to position the Company for growth and value creation.

Barry Cottle, President and CEO of Scientific Games, said, “Scientific Games is well-positioned for future success given our industry leading portfolio of products and technologies, loyal customer base and talented leadership team. We are pleased to have the support of our refreshed Board and new investor base as we continue to execute on our strategy to drive meaningful long-term growth and shareholder value creation.”

New Board of Directors to Oversee and Help Implement Transformative Strategies to Optimize Business Portfolio

The Scientific Games Board will be reconstituted to include all existing directors, other than the MacAndrews & Forbes representatives, as well as three new directors. The Board will comprise a majority of independent directors with a deep and diverse mix of gaming industry, financial, strategic and operational experience.

Former Aristocrat Chief Executive Officer Jamie Odell, along with former Aristocrat Chief Financial Officer Toni Korsanos, will join the Scientific Games Board as Executive Chair and Executive Vice Chair, respectively. They will be joined on the Board by an additional independent non-executive director. Ronald Perelman, current Executive Chairman of the Scientific Games Board and MacAndrews & Forbes Chairman and CEO, as well as Barry Schwartz and Frances Townsend, the two other MacAndrews & Forbes representatives, will resign from the Board.

During Mr. Odell’s tenure as CEO of Aristocrat from 2009 to 2017, Aristocrat's market capitalization increased from $1.3 billion to approximately $7.5 billion and achieved leading market share positions in digital, Class II and Class III gaming. Mr. Odell and Ms. Korsanos currently serve as senior advisors to the Scientific Games Board and work with Mr. Cottle to develop and support the Company’s current growth strategies.

Mr. Odell said, “I am excited to become the Executive Chair of Scientific Games and work alongside the Company’s world-class leadership team at such an important time for both the Company and the broader gaming industry. The Company possesses a market leading portfolio of products and a differentiated position in the emerging digital gaming and sports betting industries.”

Continued Mr. Odell, “Scientific Games will have the support of a highly credentialed and experienced investor base, including Caledonia, as we implement transformative initiatives to optimize the asset portfolio and unlock the full potential of the Company’s best-in-class collection of products and technologies. We will be highly focused on rapidly de-leveraging the balance sheet and creating a flexible, agile company that is poised to capitalize on evolving industry and macroeconomic trends to deliver outsized returns to investors.”

Mr. Cottle said, “Jamie is a true leader and visionary in gaming and has been a trusted advisor to the Company and the Scientific Games Board. I am thrilled to partner with Jamie and Toni to shape a bright future for Scientific Games. Their support is a testament to the faith they have in our business and team. I want to thank Ronald and MacAndrews & Forbes for their support since 2003 and Barry and Fran for their contributions as directors.”

“As gaming industry revenues continue to recover, we believe Scientific Games is poised to benefit from a renewed wave of growth given our position at the forefront of the rapidly expanding digital gaming and sports betting ecosystem and our vast portfolio of original content and licensed brands,” added Mr. Cottle. “We are committed to maintaining our position as the preferred partner to the leading casino and sports betting operators across the United States and around the world by delivering unparalleled customer service and continuing to innovate our leading technology and product portfolio.”

Termination of Stockholders Agreement

Upon completion of the transaction, the Stockholders Agreement with MacAndrews & Forbes will be terminated and all rights held by MacAndrews & Forbes, other than registration rights, will no longer be in effect. This includes any rights to appoint directors to the Scientific Games Board. Following the transaction, the Company’s corporate governance provisions will be in line with typical publicly traded companies. No investor is expected to beneficially own more than 9.9% of the Company’s shares as a result of the transaction.

Timing & Approvals

The transaction between the investing parties and MacAndrews & Forbes is expected to be executed in multiple tranches after which no investor is expected to beneficially own more than 9.9% of the outstanding shares of Scientific Games. The first tranche sale is expected to be completed today and the transaction is expected to be fully completed over the next several weeks. The changes to the Scientific Games Board become effective upon the first tranche sale.

Reaffirming Guidance

On April 14, 2020, the Company issued a press release stating that “[f]or 2020 as a whole, the Company now anticipates that capital expenditures will be in the range of $210-240 million.” This guidance was reiterated on July 23, 2020 in our second quarter earnings release. We continue to expect capital expenditures for 2020 as a whole to be in the range of $210-240 million.

On May 11, 2020, in the question and answer portion of our first quarter earnings call, the Company communicated that the second quarter was expected to be its lowest revenue quarter for the year. With most casinos now reopened with encouraging early results, we continue to believe that revenues will increase from the second quarter’s results. Also on May 11, 2020, the Company communicated that we believed we would be close to cash flow positive by the end of the year. In the first half of the year the Company generated free cash flow, a non-GAAP financial measure, of $64 million, including $5 million of positive free cash flow in the second quarter due to the strength of our diverse portfolio. We currently expect to be free cash flow positive for the full year 2020.

Advisors

Macquarie Capital (USA) Inc. acted as lead financial advisor and Oaktower Partnership acted as co-financial advisor to the new institutional investors while Kirkland & Ellis LLP acted as lead legal advisor and Greenberg Traurig, LLP acted as regulatory counsel. Odell and Korsanos were advised by Jarden Australia Pty Limited. Deutsche Bank Securities Inc. acted as financial advisor to MacAndrews & Forbes and Wachtell, Lipton, Rosen & Katz acted as legal advisor.

About Caledonia

Founded in 1992, Caledonia is a global investment management firm and has a concentrated, high conviction and long-term investment approach. Caledonia has significant and deep experience in the global gaming sector, including a US$2.5 billion shareholding in Flutter Entertainment currently. Over the last 15 years, Caledonia has had significant investments in Aristocrat, including being the largest institutional shareholder for much of the last 5 years. Caledonia’s other current gaming investment is DraftKings.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry's broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Investor Inquiries:
IR@scientificgames.com

U.S. Media Inquiries:
Andy Brimmer and Nick Lamplough, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Australia Media Inquiries:
Brett Clegg, Citadel-MAGNUS, +61 487 436 985

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, guidance, plans, results or strategies and can be identified by words such as “will,” “may,” “should,” “continue,” “believe,” “expect,” “anticipate,” or similar technology. These statements, including, but not limited to, those related to the Company's expected capital expenditures, revenues and free cash flow for 2020, are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.